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
                         GLOBAL DATATEL, INC. AND SUBSIDIARIES

                                     EXHIBIT 11.2

                       COMPUTATION OF EARNINGS PER COMMON SHARE


                                   Nine  Months  Ended        Three  Months  Ended
                                        Sept.30,                    Sept.30,
                                 2 0 0 0       1 9 9 9       2 0 0 0       1 9 9 9
                               ------------  ------------  ------------  ------------
Basic loss:

Net loss                       $(3,078,467)  $(2,313,257)  $  (874,300)  $(1,107,412)
                               ------------  ------------  ------------  ------------

Shares:
    Weighted common shares
    Outstanding                 23,536,053    22,495,623    23,772,924    22,495,623
    Employees stock options             --            --            --            --
                               ------------  ------------  ------------  ------------

Total weighted shares
 Outstanding                    23,536,053    22,495,623    23,772,924    22,495,623
                               ------------  ------------  ------------  ------------

Basic loss per common share    $      (.13)  $      (.10)  $      (.04)  $      (.05)
                               ============  ============  ============  ============

Diluted loss:

Net loss                       $(3,078,467)  $(2,313,257)  $  (874,300)  $(1,107,412)
                               ------------  ------------  ------------  ------------

Shares:
    Weighted common shares
    Outstanding                 23,536,053    22,495,623    23,772,924    22,495,623
    Employees stock options             --            --            --            --
                               ------------  ------------  ------------  ------------

Total weighted shares
 Outstanding                    23,536,053    22,495,623    23,772,924    22,495,623
                               ------------  ------------  ------------  ------------

Diluted loss per common share  $      (.13)  $      (.10)  $      (.04)  $      (.05)
                               ============  ============  ============  ============
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